PROMISSORY NOTE

From:

AMERICAN EXPLORATION CORPORATION

To:

MAINLAND RESOURCES, INC.

Mainland Resources, Inc.
21 Waterway Avenue, Suite 300, The Woodlands, Texas, U.S.A., 77380

PROMISSORY NOTE

TO THE SECURED LOAN AGREEMENT
Between the BORROWER and the LENDER
Aggregate Principal Sum of U.S. $60,000.00

Principal:                 U.S. $60,000.00.    Made at Vancouver, British Columbia, Canada.

Maturing:               December 31, 2010.

THIS PROMISSORY NOTE is provided, dated and made effective as of the 27th day of September, 2010 (the “Effective Date”).

FROM:

AMERICAN EXPLORATION CORPORATION, a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at 407 2nd Street S.W., Calgary, Alberta, Canada, T2P 2Y3

(the “Borrower”);

TO:

MAINLAND RESOURCES, INC., a company incorporated under the laws of the State of Nevada, U.S.A., and having an address for notice and delivery located at 21 Waterway Avenue, Suite 300, The Woodlands, Texas, U.S.A., 77380

(the “Lender”).

(the Borrower and the Lender being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

The Borrower is a corporation duly incorporated under the laws of the State of Nevada, U.S.A., is a reporting company and issuer in each of the United States and in British Columbia, respectively, and has its common shares listed for trading on the OTCBB over-the-counter bulletin board;

The Lender is a corporation duly incorporated under the laws of the State of Nevada, U.S.A., is a reporting company and issuer in each of the United States and in British Columbia, respectively, and has its common shares listed for trading on the OTCBB over-the-counter bulletin board;

In accordance with the terms and conditions of a certain “Merger Agreement and Plan of Merger” dated March 22, 2010, as amended by each of a certain “Letter Agreement” and an “Amending Agreement” dated July 28, 2010 and September 7, 2010, respectively, as entered into between the Parties hereto, the Parties intend to merge pursuant to the Nevada Revised Statutes with the Lender as the surviving corporation (collectively, the “Merger”);

Prior to the intended closing of the Merger, and in order to assist the Borrower with various costs associated with the completion of the proposed Merger, the Lender had hereby agreed to advance, by way of loan or loans to the Borrower (collectively, the “Loan”), the aggregate principal sum of U.S. $60,000.00 (the “Principal Sum”), together with interest accruing on the Principal Sum at the rate of twelve percent (12%) per annum, calculated daily and payable in full monthly during the continuance of any portion of the Loan being outstanding hereunder (the “Interest”) and prior to maturity; and

The Parties hereby acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the principle terms and conditions of the within Loan of the Principal Sum monies as contemplated therein and, correspondingly, that it is their intention by the terms and conditions of this “Promissory Note” (the “Promissory Note”) to clarify their respective duties and obligations with respect to the within Loan to be provided hereunder;

FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned, Borrower, hereby promises to pay to the Lender, or the holder of this Promissory Note, in accordance with the terms and conditions referenced herein, the aggregate Principal Sum of U.S. $60,000.00, together with interest payable thereon and commencing on the above-referenced Effective Date of this Promissory Note at the rate of twelve percent (12%) per annum, calculated daily and payable in full monthly during the continuance of any portion of the Principal Sum being outstanding hereunder (herein the “Interest”) prior to maturity; in the manner as set forth immediately hereinbelow.

Subject to the following, the Principal Sum, together with all outstanding Interest thereon as specified hereinabove, is hereby irrevocably and unconditionally due and payable by the Borrower to the Lender at or before 5:00 p.m. (Vancouver time) on December 31, 2010 (the “Final Principal Sum Payment Date”).  The Borrower and the Lender hereby acknowledge and agree that should the Merger be completed prior to the Final Principal Sum Payment Date the within Loan will, subject to the prior advice of the Lender’s professional advisors, acting reasonably, either be deemed cancelled or construed as an inter-company loan as between the Borrower and the Lender for which no repayment will be required.

The holder of this Promissory Note may, from time to time, grant written indulgences with respect to certain payment amounts or periods but such indulgences will not in any way affect the undersigned’s liability upon this Promissory Note nor will such indulgences vary any other term to which indulgence has not specifically been granted.  No indulgence will be enforceable against the holder unless granted in writing.

The undersigned hereby waives demand, presentment for payment, notice of non-payment and protest.

If any provision of this Promissory Note is held to be invalid, illegal or unenforceable, then such will not affect or impair the validity, legality or enforceability of the remaining provisions.

WITNESS the hand of the authorized representative of the undersigned Borrower given under seal as of the Effective Date determined hereinabove.

The COMMON SEAL of	)
AMERICAN EXPLORATION))
CORPORATION,	)
the Borrower herein,	)
was hereunto affixed in the presence of:	)	(C/S)
)
)
Authorized Signatory	)